Exhibit 10.32

KNOWLES ELECTRONICS HOLDINGS, INC.
2004 STOCK OPTION PLAN

1.	Purpose

          The purpose of this Knowles Electronics Holdings, Inc. 2004 Stock Option Plan (the “Plan”) established by Knowles Electronics Holdings, Inc., a Delaware corporation (the “Corporation”), is to advance the interests of the Corporation’s shareholders by enhancing the Corporation’s ability to attract, retain and motivate persons who are expected to make important contributions to the Corporation and its Affiliates by providing such persons with equity ownership opportunities and performance-based incentives through the grant of options (“Options”) to purchase the Corporation’s Stock and thereby better aligning the interests of such persons with those of the Corporation’s shareholders.

2.	Eligibility and Options

          Eligibility for participation in the Plan from among the employees of the Corporation and its Affiliates, the granting of Options under the Plan, and the establishment of the aggregate number of shares of Stock which may be issued under Options granted under the Plan will be recommended by the Chief Executive Officer of the Corporation’s Affiliate, Knowles Electronics, LLC (“Company”) for approval by the Board of Directors (“Board”) of the Corporation. The Board, in its discretion, will determine the employees eligible to participate in the Plan, the number of shares of stock granted to each Participant in each Option and the aggregate number of shares of stock which may be issued under Options granted under the Plan. Each person who has been granted an Option under the Plan shall be deemed a “Participant.”

3.	Administration

      Administration. Except as provided in Section 2 above, the Plan will be administered by the CEO of the Company. The CEO may adopt, amend and repeal such administrative rules, guidelines and practices relating to the Plan, as he shall deem advisable. The CEO may correct any defect or omission or reconcile any inconsistency in the Plan or any Option in the manner and to the extent he shall deem necessary or advisable to carry out the terms and purposes of the Plan. However, no such amendment shall in any manner adversely affect any Participant’s rights with respect to Options previously granted under the Plan without the written consent of the Participant. Any decisions under the Plan with respect to just the CEO as a Participant shall be made by the Board. The CEO may delegate to one or more other executive officers of the Company, the power to exercise such of his duties under the Plan as the CEO may determine, except as provided in Section 2 above.

4.	Stock to be Issued Under the Plan.

      (a) Stock. The stock to be issued upon the exercise of Options granted under the Plan shall be shares of the $.01 par value per share Common Stock of the Corporation

(“Stock”) which may either be authorized and unissued shares or issued shares held in or hereafter acquired for the Corporation’s treasury. In the event that any outstanding Option under the Plan expires or is terminated, the shares of Stock allocable to the unexercised portion of such Option may again be subject to an Option under the Plan.

      (b) Certificates. The Corporation shall not be required to issue or deliver any certificate for shares of Stock purchased upon the exercise of all or any part of an Option before completion of any registration or other qualification of such shares under any state or federal law or ruling or regulation of any governmental regulatory body that the Board shall, in its sole discretion, determine is necessary or advisable.

5.	Terms and Conditions of Options.

          Each Option granted under the Plan is intended to be a “non-qualified” stock option and shall be subject to the following terms and conditions:

      (a) Term and Exercise of Options. The Option shall only be exercisable on the date prior to the date of the occurrence of a Liquidity Event; provided, however, that anything contained herein to the contrary notwithstanding, no Option granted hereunder shall be exercisable after the expiration of ten (10) years from the date of grant of such Option (the “Final Exercise Date”). Subject to the terms of the Plan, any Option may be exercised, in whole or in part, as to one or more whole shares of Stock covered by the Option. In the case of any fractional share resulting from any calculation under the Plan, the shares available for exercise shall be determined to the nearest lower number of whole shares. Each election to exercise an Option shall be made in writing on such form and at such time and in such manner as shall be provided in the agreement governing such Option. The exercise of any Option and the issuance of shares of Stock pursuant thereto, shall be subject to any rules and restrictions imposed thereon by any applicable Federal or state security laws or by any restrictions or contractual obligations established by or in connection with the Liquidity Event.

      (b) Exercise Price. The price per share at which Stock may be acquired pursuant to exercise of an Option, will be $1.00 per share.

      (c) Execution of Executive Stock Purchase Agreement. An Option may only be exercised by a Participant, if the Participant has entered into the Executive Stock Purchase Agreement attached to the Plan as Exhibit A prior to the exercise of the Option.

      (d) Medium and Time of Payment. The Option price shall be payable to the Corporation in United States dollars upon the exercise of the Option, and the exercise of any Option and the delivery of the optioned shares shall be contingent upon receipt by the Corporation of the full purchase price paid in cash or by check.

      (e) Vesting. Each Option shall become and remain exercisable for 100% of the shares covered thereby as of the date of grant of the Option, except as otherwise specifically provided in the Plan.

      (f) Termination of Employment.

(i)	Continuous Relationship with the Company Required.

              Except as otherwise provided in this paragraph (f), no Option may be exercised unless the Participant, at the time he or she exercised the Option, is, and has been at all times since the date of the grant of the Option, an employee of the Corporation or an Affiliate (an “Eligible Participant”).

(ii)	Termination of Relationship with the Company.

              If a Participant ceases to be an Eligible Participant for any reason, then, except as provided in subparagraph (iii) below, the right of such Participant to exercise any Option shall terminate immediately upon such cessation.

(iii)	Exercise Period Upon Death, Disability or Retirement.

              If the Participant dies, becomes disabled (within the meaning of Section 22(e)(3) of the Internal Revenue Code of 1986, as amended (“Code”), or retires (voluntarily terminates employment with the Company while eligible for an early or normal retirement benefit under a defined benefit pension plan sponsored by the Corporation or any of its Affiliates) prior to the Final Exercise Date while he or she is an Eligible Participant, such Participant’s Option shall remain exercisable by the Participant (the Participant’s estate in the event of his death) until the date preceding the date of the Liquidity Event, provided, however, that an Option shall be exercisable only to the extent that such Option was exercisable by the Participant on the date of his or her death, disability or retirement and provided further that no Option shall be exercisable after the Final Exercise Date. All determinations with respect to a Participant’s disability or retirement shall be made in good faith by the CEO.

      (g) Transfer of Option. Neither the whole nor any part of any Option shall be transferable by a Participant or by operation of law during said Participant’s lifetime and at said Participant’s death an Option or any part thereof shall only be transferable by said Participant’s Will or by the laws of descent and distribution. An Option may be exercised during the lifetime of the Participant only by the Participant. Any Option, and any and all rights granted to a Participant thereunder, to the extent not theretofore effectively exercised shall automatically terminate and expire upon any sale, transfer or hypothecation or any attempted sale, transfer or hypothecation of such Option or rights, or upon the bankruptcy or insolvency of the Participant.

6.	Adjustments for Changes in Stock or Capitalization.

          In the event of any stock split, reverse stock split, stock dividend, recapitalization, combination of shares, reclassification of shares, spin-off or other similar change in capitalization or event, or any distribution to holders of Stock other than a normal cash dividend, (i) the number and class of securities available under this Plan, (ii) the number and class of securities and exercise price per share subject to each outstanding Option, and (iii) the terms of each other outstanding Option shall be appropriately adjusted by the Corporation (or substituted Options may be awarded, if applicable) to the extent the Board shall determine, in good faith, that such an adjustment (or substitution) is necessary and appropriate. The grant of an Option pursuant to the Plan shall not affect in any way the right or power of the Corporation to make adjustments, reclassifications, reorganizations or changes of its capital or business structure or to merge or to consolidate or to dissolve, liquidate or sell, or transfer all or any part of its business or assets.

7.	General Provisions Applicable to Options

      (a) Documentation. Each Option shall be evidenced by a written agreement in such form as the CEO shall determine which shall be signed by the Corporation and the Participant. Each Option may contain terms and conditions in addition to those set forth in the Plan. Upon the grant of an option hereunder to a Participant, there shall be delivered to the Participant such other information or documents as the CEO shall deem necessary or advisable.

      (b) Discretion. Except as otherwise provided by the Plan, each Option may be made alone or in addition or in relation to any other Option. The terms of each Option need not be identical, and all Participants need not be treated uniformly.

      (c) Withholding. Each Participant shall pay to the Corporation, or make provision satisfactory to the Corporation for payment of, any taxes required to be withheld in connection with Options granted to or exercised by such Participant. The Corporation or the Company may, to the extent permitted by law, deduct any such tax obligations from any payment of any kind otherwise due to a Participant.

      (d) Conditions on Delivery of Stock. The Corporation shall not be obligated to deliver any shares of Stock pursuant to the Plan or to remove restrictions from shares previously delivered under the Plan until (i) all conditions of the Option have been met or removed to the satisfaction of the Corporation, (ii) in the opinion of the Corporation’s counsel, all other legal matters in connection with the issuance and delivery of such shares have been satisfied, including any applicable securities laws and any applicable stock exchange or stock market rules and regulations, and (iii) the Participant has executed and delivered to the Corporation such representations or agreements as the Corporation may consider appropriate to satisfy the requirements of any applicable laws, rules or regulations.

      (e) Notice of Intent to Exercise Options. An Optionee desiring to exercise an Option granted hereunder as to one or more of the shares covered thereby must, in order to so exercise the Option, notify the Corporation in writing to that effect, specifying the number of shares to be purchased in a form satisfactory to the CEO.

8.	Special Definitions

     The following words and phrases as used herein shall have the following meanings, unless a different meaning is plainly required by the context. Pronouns shall be interpreted so that the masculine pronoun shall include the feminine and the singular shall include the plural:

      (a) “Affiliate” means any corporation, organization, or entity which is under common control with the Corporation or which is otherwise required to be aggregated with the Corporation pursuant to paragraphs (b), (c), (m), or (o) of Code Section 414.

      (b) “Initial Public Offering” means an initial public offering and sale of the Corporation’s equity securities pursuant to an effective registration statement under the Securities Act of 1933, as amended.

      (c) “Liquidity Event” means the occurrence of:

(i)	an Initial Public Offering; or

(ii)	the Sale of the Corporation.

      (d) “Sale of the Corporation” means the sale of the Corporation, other than an Initial Public Offering, in a single transaction or a series of transactions, to a purchaser who is not affiliated with the Corporation pursuant to which such purchaser acquires all or a material portion of the outstanding capital stock (whether by merger, consolidation, recapitalization, reorganization, purchase of the outstanding capital stock or otherwise) or all or a material portion of the consolidated assets of the Corporation.

9.	Miscellaneous

      (a) No Right to Employment or Other Status. No person shall have any claim or right to be granted an Option, and the grant of an Option shall not be construed as giving a Participant the right to continued employment or any other relationship with the Corporation or the Company. The Corporation and the Company expressly reserves the right at any time to dismiss or otherwise terminate its relationship with a Participant free from any liability or claim under the Plan.

      (b) No Rights as Shareholder. No Participant shall have any rights as a shareholder with respect to any Option until becoming the record holder of such shares.

      (c) Amendment of Plan.

     (1) The Board hereby reserves the right to amend, modify, and/or terminate the Plan at any time. However, no such amendment or termination shall in any manner adversely affect any Participant’s rights with respect to Options previously granted under the Plan without the written consent of the Participant.

     (2) In addition, the CEO, by written instrument may (i) make any amendment which may be necessary or desirable to ensure any compliance of the Plan may be necessary to comply with the requirements of any applicable law or regulation, and (ii) may make any another amendment to the Plan which in the CEO’s discretion is necessary or desirable to carry out the purposes of the Plan, as long as the cost of such amendment to he Corporation is not material in the judgment of the CEO. However, no such amendment shall in any manner adversely affect any Participant’s rights with respect to Options previously granted under the Plan without the written consent of the Participant.

      (d) Compliance with Securities Exchange Act. Notwithstanding anything herein to the contrary, options shall always be granted and exercised in such a manner as to conform to the provisions of Rule 16b-3, or any replacement rule, adopted pursuant to the provisions of the Securities Exchange Act of 1934 as the same now exists or may, from time to time, be amended.

      (e) Government Regulations. This Plan and the granting and exercise of any Option hereunder and the obligations of the Corporation to sell and deliver shares under any such Option shall be subject to all applicable laws, rules and regulations, and to such approvals by any governmental agencies as may be required.

      (f) Proceeds form Sale of Stock. Proceeds of the purchase of optioned shares by any Participant shall be for the general business purposes of the Corporation.

      (g) Reporting Requirements. The Board shall furnish each Participant hereunder with such information relating to the exercise of any Option granted hereunder to said Participant as is required under applicable State and Federal Tax and Security laws.

      (h) Governing Law. The provisions of the Plan and all Options made hereunder shall be governed by and interpreted in accordance with the laws of the State of Illinois, without regard to any applicable conflicts of law.

      (i) Effective Date. The Plan shall become effective as of November 1, 2004.

     IN WITNESS WHEREOF, the Corporation has caused the Plan to be signed by its duly authorized officer as of the aforesaid Effective Date.

KNOWLES ELECTRONICS HOLDINGS, INC.

By:	/s/ John J. Zei

John J. Zei
Title:	President and CEO